UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2021

Citi Trends, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51315	52-2150697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

104 Coleman Boulevard, Savannah, Georgia	31408
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (912) 236-1561

Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below) :

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre- commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	CTRN	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 20, 2021, the Board of Directors of Citi Trends, Inc. (the “Company”) increased the size of the Board of Directors to nine members and elected Cara Sabin and Christina M. Francis to the Board of Directors to serve as directors for a term effective October 31, 2021 until the Company’s 2022 annual meeting of stockholders.

Ms. Sabin has served since December 2019 as the Chief Executive Officer of Sundial Brands, a Unilever company with brands such as SheaMoisture, Nubian Heritage, Nyakio and Madam CJ Walker Beauty Culture. From January 2019 until December 2019, she held the position of Vice President of Marketing, Americas at NARS Cosmetics. Prior to that she served as the Vice President Global Marketing, Makeup & Fragrance at Clinique from January 2014 until January 2019.

Ms. Francis has served since January 2019 as the President of Magic Johnson Enterprises, an investment company that provides high-quality products and services that focus primarily on ethnically diverse and underserved urban communities. From January 2014 until January 2019, she held the position of Senior Vice President, Marketing & Communications at Magic Johnson Enterprises. From September 2010 until December 2013, she held the position of Vice President, Marketing and events for NFL Players, Inc.

Ms. Sabin and Ms. Francis are independent directors, as defined in the NASDAQ listing standards and in accordance with the applicable rules of the Securities and Exchange Commission (the “SEC”). They will both serve on the audit, compensation, nominating and corporate governance and corporate social responsibility committees of the Board of Directors. Ms. Sabin and Ms. Francis will receive the same compensation as the other non-employee directors receive, as described in the Company’s definitive proxy statement filed with the SEC on April 16, 2021.

Ms. Sabin and Ms. Francis were each granted an award of 583 shares of restricted stock under the Company’s 2021 Incentive Plan. The restricted stock vests in full on the first anniversary of the grant date, subject to earlier vesting upon a change in control of the Company.

A copy of the press release announcing the election of Ms. Sabin and Ms. Francis is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated October 25, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CITI TRENDS, INC.

Date: October 25, 2021	By:	/s/ David N. Makuen
	Name:	David N. Makuen
	Title:	Chief Executive Officer